EXHIBIT 23.1a



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements Nos. 333-19237, 333-37645, 333-75937, and 333-83797 of Bank United Corp. on Form
S-3, Registration Statement No. 333-42765 of Bank United Corp. on Form S-8, and Registration Statement No. 333-47308 of Washington Mutual of our report dated October 21, 1998, appearing in this Annual Report of Form 10-K of Bank United Corp. for the year ended September 30, 2000.

DELOITTE & TOUCHE LLP

Houston, Texas
December 14, 2000